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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to the Registration Statement on Form S-4 of Promistar Financial Corporation of our report dated January 23, 2001 except as to the subsequent event described in Note 22 which is dated February 26, 2001, relating to the financial statements, which appears in Promistar Financial Corporation's Annual Report to Shareholders, which is incorporated reference in its Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Post-effective Amendment.




/s/ PricewaterhouseCoopers LLP

Harrisburg. Pennsylvania
June 29, 2001